AMENDMENT TO LOAN AGREEMENT AND NOTE

This amendment (the "Amendment") is made between the undersigned borrower (the "Borrower") and U.S. Bank National Association (the "Bank") and shall be effective as of the date set forth on the last page of the Amendment, except as otherwise provided below.

RECITALS

A.	Borrower (or predecessor) and Bank (or predecessor) executed a loan agreement originally dated or amended or restated as of November 4, 2009 (as further amended and/or restated, the "Agreement"). In accordance with the Agreement, Borrower (or predecessor) executed a note originally dated or amended or restated as of November 4, 2009 (as further amended and/or restated, the "Note"). The Agreement, the Note and all collateral and/or other documents, which may or may not be identified in the Agreement, which supplement, secure or otherwise relate to the credit facility created under the Agreement and evidenced by the Note are collectively referred to as the "Loan Documents". The Loan Documents set forth the terms and conditions upon which Borrower has obtained or may obtain a loan or loans from Bank in the original or amended or restated principal amount of $1,000,000.00, as such amount may have been or may from time to time be increased or decreased according to the terms of the Loan Documents.
B.	Borrower has requested that Bank permit certain modifications to the Agreement and Note as described below.
C.	Bank has agreed to such modifications, but only upon the terms and conditions outlined in the Amendment.

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, Borrower and Bank agree as follows:

ADDITIONS, DELETIONS OR CHANGES IN TERMS

The following provisions are hereby added to the Agreement and Note or, if so indicated below, specified provisions of the Agreement and Note are modified, in part, or deleted or performance thereof is waived to the extent provided below. If any provision or partial provision added below already exists in the Agreement or Note, such provision is restated in its entirety. Capitalized terms used in the Amendment not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Modification of Maturity Date. Any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with "November 30, 2015".

Default Interest Rate. Notwithstanding any provision of the Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), Bank may, at its option and subject to applicable law, (a) increase the interest rate on the Note to a rate of 5% per annum plus the interest rate otherwise payable under the Note and (b) until Bank elects to accelerate payment of the Note according to the default section, increase the required periodic payments under the Note accordingly. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on the Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable under the Note.

MISCELLANEOUS TERMS

Effectiveness of Prior Documents. Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

Preconditions to Effectiveness. The Amendment shall only become effective upon execution by Borrower and Bank, and approval by any other third party required by Bank.

No Waiver of Defaults; Warranties. The Amendment shall not be construed as or be deemed to be a waiver by Bank of existing defaults by Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of the Amendment.

Counterparts. The Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

Authorization. Borrower represents and warrants that the execution, delivery and performance of the Amendment and the documents referenced herein are within the authority of Borrower and have been duly authorized by all necessary action.

Copies; Electronic Records. Borrower hereby acknowledges the receipt of a copy of the Amendment, the Agreement and Note and all other Loan Documents. Bank may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the Amendment, and any or all of the Loan Documents, including the Agreement and Note. Bank may store the electronic image of such Amendment and Loan Documents in its electronic form and then destroy the paper original as part of Bank's normal business practices, with the electronic image deemed to be an original. To the extent permitted by law, Borrower and Bank agree that Bank may convert the Note into a "transferable record" or the equivalent thereof as defined in applicable law and that such transferable record shall be the authoritative copy of the Note. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to the Amendment, are hereby expressly incorporated herein by reference.

Dated as of November 30, 2014.

BORROWER:

Itex Corporation

a Nevada Corporation

By: /s/ Steven White

Name and Title Steven M. White, Chairman/ CEO

BANK:

Agreed to:

U.S. Bank National Association

By:/s/ Timothy J. Flynn

Name and Title Timothy J. Flynn, Vice President

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